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                                                                 EXHIBIT 3 (iii)

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       of

                               DONEGAL GROUP INC.

                                    Article 1

                               CORPORATION OFFICE

         Section 1.1. Registered Office. The registered office of the Corporation shall be 1100 North Market Street Building, Wilmington, County of New Castle, Delaware, 19801.

         Section 1.2. Principal Office. The principal office of the Corporation shall be in Marietta, Pennsylvania.

         Section 1.3. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may from time to time require.

                                    Article 2

                                  STOCKHOLDERS

         Section 2.1. Place and Time of Meetings. All meetings of the stockholders shall be held at such time and place as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof. If no such place is fixed by the Board of Directors, meetings of the stockholders shall be held at the principal office of the Corporation.

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         Section 2.2. Annual Meetings. The annual meeting of the stockholders shall be held on the third Thursday in April in each year, if not a legal holiday, and, if a legal holiday, then on the next full business day, at the Corporation's principal office or at such other place, date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or a duly executed waiver of notice thereof.

         At such annual meeting, the stockholders shall elect successors to the directors whose terms shall expire that year to serve for the following three years and until their successors shall have been duly elected and qualified or until their earlier resignation or removal. The stockholders also shall transact such other business as may properly be brought before the meeting and as are consistent with the provisions of these By-laws.

         Section 2.3. Stockholder Proposals.

         (a) Stockholder Proposals Relating to Nominations for and Election of Directors.

                  (i) Nominations of candidates for election by stockholders to the Board of Directors shall be made exclusively by the Nominating Committee of the Board of Directors.

                  (ii) A proposal by a stockholder for the nomination by the Nominating Committee of the Board of Directors of a candidate for election by stockholders as a director at any meeting of stockholders at which directors are to be elected may only be made by notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Nominating Committee of the Board of Directors of the Corporation to the attention of the Secretary of the Corporation at the principal office of the Corporation, within the time limits specified herein.

                  (iii) In the case of an annual meeting of stockholders, any such written proposal of nomination must be received by the Nominating Committee not less than 90

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calendar days nor more than 120 calendar days before the first anniversary of the date on which the Corporation first mailed its proxy statement to stockholders for the annual meeting of stockholders in the immediately preceding year; provided, however, that in the case of an annual meeting of stockholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, any such written proposal of nomination must be received by the Board of Directors not less than five business days after the date the Corporation shall have mailed notice to its stockholders that an annual meeting of stockholders will be held or issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an annual meeting of stockholders will be held.

                  (iv) In the case of a special meeting of stockholders, any such written proposal of nomination must be received by the Nominating Committee not less than five business days after the earlier of the date that the Corporation shall have mailed notice to its stockholders that a special meeting of stockholders will be held or issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of stockholders will be held.

                  (v)      Such written proposal of nomination shall set forth
(A) the name and address of the stockholder who intends to make the nomination (the "Nominating Stockholder"), (B) the name, age, business address and, if known, residence address of each person so proposed, (C) the principal occupation or employment of each person so proposed for the past five years, (D) the number of shares of capital stock of the Corporation beneficially owned within the meaning of Securities and Exchange Commission Rule 13d-3

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by each person so proposed and the earliest date of acquisition of any such capital stock, (E) a description of any arrangement or understanding between each person so proposed and the Nominating Stockholder with respect to such person's proposal for nomination and election as a director and actions to be proposed or taken by such person as a director, (F) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were to be solicited for the election as a director of each person so proposed.

                  (vi) If a written proposal of nomination submitted to the Nominating Committee fails, in the reasonable judgment of the Nominating Committee, to contain the information specified in clause (v) hereof or is otherwise deficient, the Chairperson of the Nominating Committee shall, as promptly as is practicable under the circumstances, provide written notice to the Nominating Stockholder of such failure or deficiency in the written proposal of nomination and such Nominating Stockholder shall have five business days from receipt of such notice to submit a revised written proposal of nomination that corrects such failure or deficiency in all material respects.

                  (vii) Only candidates nominated for election by stockholders as a member of the Board of Directors in accordance with the foregoing provisions of this Section 2.3(a) shall be eligible for election as a member of the Board of Directors at such meeting of stockholders, and any candidate not nominated in accordance with such provisions shall not be considered or acted upon for election as a director at such meeting of stockholders.

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         (b)      Stockholder Proposals Relating to Other Than Nominations for
and Elections of Directors.

                  (i) A stockholder of the Corporation may bring a matter before a meeting of stockholders only if (A) (x) such matter is a proper matter for stockholder action and (y) such stockholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the Corporation to the attention of the Secretary of the Corporation at the principal office of the Corporation, within the time limits specified herein or
(B) the stockholder complies with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 relating to inclusion of stockholder proposals in the Corporation's proxy statement.

                  (ii) In the case of an annual meeting of stockholders, any such written notice of presentation of a matter must be received by the Board of Directors not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the Corporation first mailed its proxy statement to stockholders for the annual meeting of stockholders in the immediately preceding year; provided, however, that in the case of an annual meeting of stockholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, any such written notice of presentation of a matter must be received by the Board of Directors not less than five business days after the date the Corporation shall have mailed notice to its stockholders that an annual meeting of stockholders will be held or issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an annual meeting of stockholders will be held.

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                  (iii)    In the case of a special meeting of stockholders, any
such written notice of presentation of a matter must be received by the Board of Directors not less than five business days after the earlier of the date the Corporation shall have mailed notice to its stockholders that a special meeting of stockholders will be held or issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of stockholders will be held.

                  (iv) Such written notice of presentation of a matter shall set forth information regarding such matter equivalent to the information regarding such matter that would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were solicited for stockholder consideration of such matter at a meeting of stockholders.

                  (v) If a written notice of presentation of a matter submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors, to contain the information specified in clause (iv) hereof or is otherwise deficient, the Chairperson of the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the stockholder who submitted the written notice of presentation of a matter of such failure or deficiency in the written notice of presentation of a matter and such stockholder shall have five business days from receipt of such notice to submit a revised written notice of presentation of a matter that corrects such failure or deficiency in all material respects.

                  (vi) Only matters submitted in accordance with the foregoing provisions of this Section 2.3(b) shall be eligible for presentation of such meeting of stockholders, and any

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matter not submitted to the Board of Directors in accordance with such provisions shall not be considered or acted upon at such meeting of stockholders.

         Section 2.4. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the President of the Corporation, and shall be called by the Secretary of the Corporation at the request in writing of a majority of the Board of Directors or stockholders owning at least one-fifth of the entire capital stock of the Corporation issued and outstanding and entitled to vote thereat. Any request for a special meeting of stockholders shall be signed by the person or persons making the request and shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary of the Corporation to call a special meeting of stockholders to be held at such time, not less than ten nor more than sixty days thereafter, as the Secretary of the Corporation may fix. If the Secretary of the Corporation shall neglect or refuse to issue such call within five days from the receipt of such request, the person or persons making the request may do so. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting or a duly executed waiver of notice thereof.

         Section 2.5. Notice of Meetings. Written notice of all meetings of stockholders other than adjourned, postponed or continued meetings of stockholders, stating the place, date and hour, and, in the case of special meetings of stockholders, the purpose or purposes thereof, shall be served upon or mailed, postage prepaid, or telegraphed, charges prepaid, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation. Such notices may be given at the discretion of, or in the name of, the Board of Directors, the President, any Vice

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President, the Secretary or any Assistant Secretary. When a meeting is adjourned, postponed or continued it shall not be necessary to give any notice of the adjourned, postponed or continued meeting or of the business to be transacted at the adjourned, postponed or continued meeting, other than by announcement at the meeting at which such adjournment, postponement or continuation is taken.

         Section 2.6. Participation in Meetings by Conference Telephone. One or more stockholders may participate in any meeting of the stockholders by means of conference telephone or similar communications equipment which enables all persons participating in the meeting to hear one another, and such person or persons shall be counted for purposes of a quorum.

         Section 2.7. Quorum of and Action by Stockholders. The presence, in person, by proxy or by telephonic or similar communications equipment, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and, unless otherwise specifically provided by statute, the acts of such stockholders at a duly organized meeting shall be the acts of stockholders with respect to such matter.

         If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote thereat present in person, by proxy or by such communications equipment may, except as otherwise provided by statute, adjourn, postpone or continue the meeting from time to time to such time and place as they may determine, without notice other than an announcement at the meeting, until a quorum shall be present in person, by proxy or by such communications equipment.

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         At any adjourned, postponed or continued meeting at which a quorum had been present, stockholders present in person, by proxy or by such communications equipment at a duly organized and constituted meeting, can continue to do business with respect to any matter properly submitted to the meeting until adjournment, postponement or continuation thereof notwithstanding the withdrawal of enough stockholders to leave less than a quorum for the purposes of considering any particular such matter.

         Section 2.8. Voting. Except as may be otherwise provided by statute or by the Certificate of Incorporation, at every meeting of the stockholders, every holder of Class A Common Stock entitled to vote thereat shall have the right to one-tenth of one vote for every share of Class A Common Stock standing in his name on the stock transfer books of the Corporation on the record date fixed for the meeting and every holder of Class B Common Stock entitled to vote thereat shall have the right to one vote for every share of Class B Common Stock standing in his name on the stock transfer books of the Corporation on the record date fixed for the meeting. No share shall be voted at any meeting if any installment is due and unpaid thereon.

         When a quorum exists at any meeting, the vote of the holders of Class A Common Stock and Class B Common Stock having a majority of the voting power present at such meeting in person, by proxy or by telephonic or similar communications equipment shall decide any question brought before such meeting, unless the question is one for which, by express provision of statute or of the Certificate of Incorporation or of these By-laws, a different vote is required. Upon demand made by a stockholder at any election of directors before the voting begins, the election shall be by ballot, in which event the vote shall be taken

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by written ballot, and the judge or judges of election or, if none, the
Secretary of the meeting, shall tabulate and certify the results of such vote.

         Section 2.9. Voting by Proxy. Every stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the stockholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be voted or acted upon after three years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker, unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

         Section 2.10. Record Date. The Board of Directors may fix a time, not more than sixty nor less than ten days prior to the date of any meeting of the stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as the record date for the determination of the stockholders entitled to notice of, or to vote at, such meeting, or to receive any such allotment of rights or to exercise the rights in respect to any such change or conversion or exchange of shares. In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights or

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to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

         The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each stockholder of record at the address appearing on the stock transfer books of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of stockholders who are entitled to receive notice of, or to vote at, a meeting of the stockholders, or to receive payment of any such dividend or distribution, or to receive any such allotment of rights or to exercise the rights in respect to any such change or conversion or exchange of shares, transferees of shares which are transferred on the stock transfer books of the Corporation within the ten days immediately preceding the date of such meeting, dividend, distribution, allotment of rights or exercise of such rights shall not be entitled to notice of, or to vote at, such meeting, or to receive payment of any dividend or distribution, or to receive any such allotment of rights or to exercise the rights in respect to any such change or conversion or exchange of shares.

         Section 2.11. Stockholders List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of the stockholders, a complete alphabetical list of the stockholders entitled to vote at the meeting, with their addresses and the number of shares held by each, which list shall be kept on file either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or if not so specified, at the place where the meeting is

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to be held and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours for a period of at least ten days prior to the meeting. Such list shall be produced at the meeting and shall be kept open for inspection by any stockholder during the entire meeting. The original stock transfer books of the Corporation shall be prima facie evidence as to who are the stockholders entitled to exercise the rights of a stockholder.

         Section 2.12. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors shall appoint inspectors of election, who need not be stockholders, to act at such meeting or any adjournment, postponement or continuation thereof. If no inspector of election so appointed is able to act at a meeting of stockholders, the chairman of any such meeting shall make such appointment at the meeting. The number of inspectors of election shall be one or three. No person who is a candidate for office shall act as an inspector of election.

         The inspectors of election shall do all such acts as may be proper to conduct the election or vote and such other duties as may be prescribed by statute with fairness to all stockholders, and shall make a written report of any matter determined by them and execute a certificate as to any fact found by them. If there are three inspectors of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

         Section 2.13. Action by Written Consent of the Stockholders. Any action required to be taken at an annual or special meeting of stockholders, or of a class thereof, or any action which may be taken at any annual or special meeting of such stockholders, or of a class thereof, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders

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of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Secretary of the Corporation at its principal place of business as specified in
Section 1.2 hereof.

                                    Article 3

                                    DIRECTORS

         Section 3.1. Powers.

         (a) General Powers. The Board of Directors shall have all the power and authority granted by law to the Board of Directors, including all powers necessary or appropriate to the management of the business and affairs of the Corporation.

         (b) Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and the By-laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

                  (i) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust;

                  (ii) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation and, in the absence of any such appointment, the Board of Directors of the Corporation shall have the authority to vote any such shares;

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                  (iii)    By resolution adopted by a majority of the whole
Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. To the extent provided in any such resolution, and to the extent permitted by law, a committee so designated shall have and may exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If specifically granted this power by the Board of Directors in its resolution establishing the committee, in the absence or disqualification of any member and all designated alternates of such committee or committees or if the whole Board of Directors has failed to designate alternate members, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member;

                  (iv) To fix the place, time and purpose of meetings of the stockholders; and

                  (v) To fix the compensation of directors and officers for their services.

         Section 3.2. Number and Terms of Directors. The number of directors which shall constitute the whole Board of Directors shall be not less than seven nor more than twelve, who shall be natural persons of full age and need not be residents of Delaware or stockholders of the Corporation. Within the limits above specified, the number of directors shall be as determined from time to time by resolution of the Board of Directors. Except as hereinafter provided in the case of vacancies, each director shall be elected by the affirmative vote of a plurality of the votes cast by the holders of Class A Common Stock and of Class B

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Common Stock for a term of three years and until his successor has been elected, subject to removal as provided by statute.

         Section 3.3. Classes. The Board of Directors shall be divided into three classes: Class A, Class B and Class C. At each annual meeting of the stockholders, the successors to the directors of the class whose term shall expire in that year shall be elected for a term of three years so that the term of office of one class of directors shall expire in each year. The number of directors in each class shall be as nearly equal as possible so that, except for temporary vacancies, the number in any class shall not exceed the number in any other class by more than one.

         Section 3.4. Powers and Duties of the Chairman of the Board of Directors. The Board of Directors shall appoint one of their number as the Chairman of the Board who shall preside at all meetings of the Board of Directors and who shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

         Section 3.5. Powers and Duties of the Vice Chairman of the Board of Directors. The Board of Directors may, in its discretion, appoint one of its number as a Vice Chairman of the Board of Directors. In the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. In addition, the Vice Chairman of the Board of Directors shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

         Section 3.6. Vacancies. Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, or by the sole remaining director, as the case may be, irrespective of whether holders of any class or series

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of stock or other voting securities of the Corporation are entitled to elect one or more directors to fill such vacancies or newly created directorships at the next annual meeting of the stockholders. Each person so elected shall be a director until his successor is elected by the stockholders at the annual meeting of the stockholders at which the class of directors to which he was elected is up for election or at any special meeting of the stockholders prior thereto duly called for that purpose.

         Section 3.7. Organization Meetings. The organization meeting of each newly elected Board of Directors shall be held immediately following each annual meeting of the stockholders at which directors were elected without the necessity of notice to such directors to constitute a legally convened meeting or at such time and place as may be fixed by a notice, or a waiver of notice, or a consent signed by all of such directors. At such meeting, the Board of Directors shall elect officers of the Corporation and may also choose an Executive Committee consisting of two members of the Board of Directors in addition to the President.

         Section 3.8. Regular Meetings. The Board of Directors shall have the power to fix by resolution the place, date and hour of regular meetings of the Board of Directors.

         Section 3.9. Special Meetings. Special meetings of the Board of Directors may be called by the President of the Corporation on one day's notice to each director, either personally or by mail, telephone or telegram. Special meetings of the Board of Directors shall be called by the President or the Secretary of the Corporation in like manner and on like notice upon the written request of any five directors.

         Section 3.10. Notices of Meetings. All meetings of the Board of Directors may be held at such times and places as may be specified in the notice of meeting or in a duly executed

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waiver of notice thereof. Notice of regular meetings of the Board of Directors shall be given to each director at least three days before each meeting either personally or by mail, telegram or telephone. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment which enables all persons participating in the meeting to hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 3.11. Quorum. At all meetings of the Board of Directors, the presence, in person or by telephonic or similar communications equipment, of a majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a duly convened meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation of the Corporation or by these By-laws. If a quorum shall not be present, in person or by telephonic or similar communications equipment, at any meeting of the Board of Directors, the directors present may adjourn, postpone or continue the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be so present.

         Section 3.12. Action by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or a committee thereof, as the case may be, consent thereto in writing, and such consent is filed with the minutes of proceedings of the Board of Directors, or committee.

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         Section 3.13. Compensation. Directors, as such, may receive a stated
salary for their services, or a fixed sum and expenses for attendance at regular or special meetings of the Board of Directors, or any committee thereof, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 3.14. The Coordinating Committee. The Coordinating Committee shall consist of two members of the Corporation's Board of Directors, each of whom is not a member of the Board of Directors or an officer of Donegal Mutual Insurance Company, and two members of the Board of Directors of Donegal Mutual Insurance Company, each of whom is not a member of the Board of Directors or an officer of the Corporation. The Coordinating Committee shall review and either approve or disapprove all contracts and other matters involving actual or potential conflicts of interest between the Corporation and Donegal Mutual Insurance Company. Whenever any new contract between the Corporation and Donegal Mutual Insurance Company is proposed or any change is proposed in any existing contract between the Corporation and Donegal Mutual Insurance Company or any other matter arises that presents an actual or potential conflict of interest between the Corporation and Donegal Mutual Insurance Company, such new contract, change in an existing contract or other matter shall (i) first be submitted for approval to the respective Boards of Directors of the Corporation and of Donegal Mutual Insurance Company, (ii) only following approval by the respective Boards of Directors of the Corporation and Donegal Mutual Insurance Company shall the new contract, change in an existing contract or other matter be submitted to the Coordinating Committee for its consideration thereof and (iii) the proposed new

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contract, change in an existing contract or other matter shall be consummated only if (A) both of the Corporation's members of the Coordinating Committee conclude that such new contract, change in an existing contract or other matter is fair and equitable to the Corporation and its stockholders and (B) both of Donegal Mutual Insurance Company's members of the Coordinating Committee conclude that such new contract, change in an existing contract or other matter is fair and equitable to Donegal Mutual Insurance Company and its policyholders. For purposes of this Section 3.14, the term "the Corporation" shall mean Donegal Group Inc. and its direct and indirect wholly owned subsidiaries and the term "Donegal Mutual Insurance Company" shall mean Donegal Mutual Insurance Company and its direct and indirect wholly owned subsidiaries.

         Section 3.15. Executive Committee. There shall be an Executive Committee that shall have and exercise all power and authority of the Board of Directors between meetings of the Board of Directors to the extent consistent with Delaware law. The Executive Committee shall consist of not fewer than three members of the Board of Directors, one of whom shall be the Chief Executive Officer of the Corporation and who shall be Chairman of the Executive Committee, unless another member shall be designated by resolution of the Board of Directors. The members of the Executive Committee shall be designated from time to time by resolution of the Board of Directors. Not less than one-third of the committee must be directors who are not officers or employees of the Corporation or of any entity controlling, controlled by or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting securities of the Corporation. The Executive Committee shall meet at any time and place designated upon not fewer than six hours oral or written notice given by or on behalf of the Chairman of the Executive Committee. The

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Executive Committee shall report promptly to the entire Board of Directors the substance of any action taken by the Executive Committee.

         Section 3.16. Audit Committee. The Board of Directors shall appoint annually an Audit Committee that shall consist of not fewer than three directors who satisfy applicable independence requirements, are not officers or employees of the Corporation or of any entity controlling, controlled by or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting securities of the Corporation. The Audit Committee shall operate in accordance with its written charter adopted by the Board of Directors on March 19, 2004 and shall have responsibility for the selection of the Corporation's independent public accountants, reviewing the scope and results of the audit and reviewing the adequacy of the Corporation's accounting, financial, internal and operating controls.

         Section 3.17. Nominating Committee. The Board of Directors shall appoint annually a Nominating Committee which shall consist of not fewer than two directors who satisfy applicable independence requirements, are not officers or employees of the Corporation or of any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting securities of the Corporation. The Nominating Committee shall operate in accordance with its written charter as adopted by the Board of Directors on March 19, 2004 and shall have responsibility for identification of individuals believed to be qualified to become members of the Board of Directors and to recommend to the Board of Directors nominees to stand for election as directors, identification of members of the Board of Directors qualified to serve on the various committees of the Board of Directors, evaluation of the procedures and processes by

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which the committees of the Board of Directors conduct a self-evaluation of their performance and provision to the Board of Directors of an annual performance evaluation of the Nominating Committee. The Chief Executive Officer of the Company shall be an ex-officio member of the Nominating Committee.

         Section 3.18. Compensation Committee. The Board of Directors shall appoint annually a Compensation Committee that shall consist of not fewer than two directors who satisfy applicable independence requirements, are not officers or employees of the Corporation or of any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting securities of the Corporation. The Compensation Committee shall be responsible for the annual review of the compensation of the Corporation's executive officers, the provision of annual compensation recommendations to the Board of Directors for all of the Corporation's officers, the determination of employees who participate in the Corporation's employee stock option plans and the provision of recommendations to the Board of Directors as to individual stock option grants and the general oversight of the Corporation's employee benefit plans.

                                    Article 4

                                    OFFICERS

         Section 4.1. Election and Office. The officers of the Corporation shall be elected annually by the Board of Directors at its organization meeting and shall consist of a President, a Secretary and a Treasurer. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary. Each officer of the Corporation shall hold office for such term, have such authority and perform such duties as set forth in these By-laws or as may from time to time be prescribed

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by the Board of Directors in consultation with the President. Any two or more offices may be held by the same person.

         Section 4.2. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

         Section 4.3. Removal and Vacancies. The Board of Directors may remove any officer or agent elected or appointed at any time and within the period, if any, for which such person was elected or employed whenever in the judgment of the Board of Directors it is in the best interests of the Corporation, and all persons shall be elected and employed subject to the provisions hereof. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

         Section 4.4. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of a chief executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware or any other applicable law, these By-laws and the actions of the Board of Directors, he may appoint, suspend and discharge employees, agents and assistant officers, may fix the compensation of all officers and assistant officers, shall preside at all meetings of the stockholders at which he shall be present, and, unless there is a Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors and shall be a member of all committees. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any

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

meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

         Section 4.5. Powers and Duties of Vice Presidents. Each Vice President shall have such duties as may be assigned to him from time to time by the Board of Directors, the Executive Committee or the President. In the event of a temporary absence of the President on vacation or business, the President may designate a Vice President or Vice Presidents who will perform the duties of the President in such absence. In the event of a prolonged absence of the President due to illness or disability or for any other reason, the Board of Directors shall designate a Vice President or Vice Presidents who will perform the duties of the President during such absence.

         Section 4.6. Powers and Duties of the Secretary. The Secretary of the Corporation shall attend all meetings of the Board of Directors and of the stockholders and shall keep accurate records thereof in one or more minute books kept for that purpose, shall give, or cause to be given, the required notice of all meetings of the stockholders and of the Board of Directors, shall keep in safe custody the corporate seal of the Corporation and affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or any Assistant Secretary or Assistant Treasurer of the Corporation. The Secretary also shall keep, or cause to be kept, the stock certificate books, stock transfer books and stock ledgers of the Corporation, in which shall be recorded all stock issues, transfers, the dates of same, the names and addresses of all stockholders and the number of shares held by each, shall, when necessary, prepare new certificates upon the

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

transfer of shares and the surrender of the old certificates, shall cancel such surrendered certificates and shall perform such other duties as may be assigned to him by the President.

         Section 4.7. Powers and Duties of the Treasurer. The Treasurer of the Corporation shall have the custody of the Corporation's funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the President, shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, shall render to the President and the Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation and shall have the right to affix the seal of the Corporation to any instrument requiring it, and to attest to the same by his signature and, if so required by the Board of Directors, he shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

         Section 4.8. Designation of a Chief Financial Officer. The Board of Directors shall have the power to designate from among the President, any Vice President or the Treasurer of the Corporation a Chief Financial Officer who shall be deemed the principal financial and accounting officer. In the event that the Treasurer is not designated by the Board of Directors as the Chief Financial Officer, the Treasurer shall report to the Chief Financial Officer from time to time concerning all duties which the Treasurer is obligated to perform and the Chief Financial Officer shall, subject to the reasonable direction of the President or the Board of Directors, at his election, assume such of the duties of the Treasurer as are provided in Section 4.7 hereof as he shall deem appropriate.

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                                    Article 5

                                 INDEMNIFICATION

         Section 5.1. Indemnification. The Corporation shall indemnify any director or officer of the Corporation and any director or officer of its subsidiaries against expenses, including legal fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether derivative or nonderivative, and whether civil, criminal, administrative or investigative, brought or threatened to be brought against him by reason of his performance or status as a director or officer of the Corporation, any of its subsidiaries or any other entity in which he was serving at the request of the Corporation or in any other capacity on behalf of the Corporation, its parent or any of its subsidiaries if such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Notwithstanding the foregoing, in the case of any threatened, pending or completed action or suit by or in the right of the Corporation, no indemnification shall be made in respect of any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to the Corporation unless and only to the extent the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

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

         The Board of Directors by resolution adopted in each specific instance may similarly indemnify any person other than a director or officer of the Corporation for liabilities incurred by him in connection with services rendered by him for or at the request of the Corporation or any of its subsidiaries.

         The provisions of this Section 5.1 shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a director or officer or to render services for or at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for herein shall not be deemed the exclusive rights to which any such director, officer or other person may be entitled.

         Section 5.2. Authorization and Determination of Indemnification. Any indemnification under this Article 5, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or other person is proper in the circumstances because he has met the applicable standard of conduct as specified in Section 5.1 of this Article 5. A person shall be deemed to have met such applicable standard of conduct if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.

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

         Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders. To the extent, however, that a director, officer or other person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

         The provisions of this Section 5.2 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met such applicable standard of conduct.

         Section 5.3. Advances. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer or other person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 5.

         Section 5.4. Scope and Alteration of Indemnification Provisions. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of the stockholders or disinterested directors or pursuant to the direction,

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

howsoever embodied, of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, and advancement of expenses to, the persons specified in Section 5.1 of this
Article 5 shall be made to the fullest extent permitted by law.

         To this end, the provisions of this Article 5 shall be deemed to have been amended for the benefit of such persons effective immediately upon any modification of the General Corporation Law of the State of Delaware which expands or enlarges the power or obligation of corporations organized under such law to indemnify, or advance expenses to, such persons. The provisions of this
Article 5 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in this Section 5.4 or Section
5.1 of this Article 5 but whom the Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the General Corporation Law of the State of Delaware or otherwise.

         Section 5.5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article 5.

         Section 5.6. Definitions. For purposes of this Article 5, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including

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

any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 5 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         The term "another enterprise" as used in this Article 5 shall mean any other corporation or any partnership, joint venture, trust or other entity of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent and shall include employee benefit plans.

                                    Article 6

                                  CAPITAL STOCK

         Section 6.1. Stock Certificates. The certificates for shares of the Corporation's capital stock shall be numbered and registered in a share register as they are issued, shall bear the name of the registered holder, the number and class of shares represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be, shall be signed by the President or any Vice President of the Corporation and the Secretary, any Assistant Secretary or the Treasurer of the Corporation or any other person properly authorized by the Board of Directors and shall bear the seal of the Corporation, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be

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

a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

         Section 6.2. Transfer of Shares. Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by an attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the stock transfer books and share register of the Corporation.

         Section 6.3. Lost Certificates. Should any stockholder of the Corporation allege the loss, theft or destruction of one or more certificates for shares of the Corporation and request the issuance by the Corporation of a substitute certificate therefor, the Board of Directors may direct that a new certificate of the same tenor and for the same number of shares be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance of such certificate, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as the Board of Directors shall require and/or to give the

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Corporation a bond in such form and for such sum and with such surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

         Section 6.4. Dividends. The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation.

         Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, shall deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purposes as the Board of Directors shall believe to be in the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

                                    Article 7

                        FINANCIAL REPORT TO STOCKHOLDERS

         The President of the Corporation and the Board of Directors shall present at each annual meeting of the stockholders a full and complete statement of the business and affairs of the Corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant or sent to the stockholders of the Corporation.

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                                    Article 8

                                CHECKS AND NOTES

         All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors or the President may from time to time designate.

                                    Article 9

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be as determined from time to time by resolution of the Board of Directors.

                                   Article 10

                                      SEAL

         The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   Article 11

                         NOTICES; COMPUTING TIME PERIODS

         Section 11.1. Method and Contents of Notice. Whenever, under the provisions of statute or of the Certificate of Incorporation or of these By-laws, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail, postage prepaid, or by telegram, charges prepaid, to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or telegraph, it shall be deemed to have been

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

given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting, if any, and, in the case of a special meeting of the stockholders, the general nature of the business to be transacted.

         Section 11.2. Waiver of Notice. Any written notice required to be given to any person may be waived in a writing signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required for any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of the stockholders.

         Section 11.3. Computing Time Periods. In computing the number of days for purposes of these By-laws, all days shall be counted, including Saturdays, Sundays or holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

                                   Article 12

                                   AMENDMENTS

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         These By-laws may be altered, amended or repealed by a majority vote of the stockholders entitled to vote thereon at any annual or special meeting duly convened after notice to the stockholders of that purpose or by a majority vote of the members of the Board of Directors at any regular or special meeting of the Board of Directors duly convened after notice to the Board of Directors of that purpose, subject always to the power of the stockholders to change such action of the Board of Directors.

                                   Article 13

                            INTERPRETATION OF BY-LAWS

         All words, terms and provisions of these By-laws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.

Last Amended March 19, 2004

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